Broadcom Reports Third Quarter 2014 Results
- Record Quarterly Revenue -
IRVINE, Calif. – October 21, 2014 –

Third Quarter 2014 Results	GAAP	Non-GAAP
Total net revenue	$2.26 billion
Net income per share	$.16	$.91
	(including $.52 of impairment and restructuring charges)	($.07 better than First Call consensus)

Broadcom Corporation (NASDAQ: BRCM), a global innovation leader in semiconductor solutions for wired and wireless communications, today reported unaudited financial results for its third quarter ended September 30, 2014.

"Broadcom delivered record quarterly revenue and better than expected operating results," said Scott McGregor, Broadcom's President and Chief Executive Officer. "Our strong performance was driven by the Broadband and Connectivity business and diligent expense management.  Longer term, the company’s renewed focus on its core businesses is expected to produce improved margins and cash flows, enabling increased capital return.”
Net revenue for the third quarter of 2014 was $2.26 billion. This represents an increase of 10.7% compared with the $2.04 billion reported for the second quarter of 2014 and an increase of 5.3% compared with the $2.15 billion reported for the third quarter of 2013. Net income computed in accordance with U.S. generally accepted accounting principles (GAAP) for the third quarter of 2014 was $98 million, or $0.16 per share (diluted), compared with GAAP net loss of $1 million, or $0.00 per share (basic and diluted), for the second quarter of 2014 and GAAP net income of $316 million, or $0.55 per share (basic and diluted), for the third quarter of 2013.

GAAP net income for the third quarter of 2014 included charges for restructuring costs related to Broadcom's decision to exit the cellular baseband business totaling $114 million, or $0.19 per share, and additional charges for the impairment of purchased intangible assets of $200 million, or $0.33 per share. GAAP net loss for the second quarter of 2014 included charges for the impairment of long-lived assets, restructuring costs and an inventory write-down related to Broadcom's decision to exit the cellular baseband business totaling $187 million, or $0.32 per share, and additional charges for the impairment of other purchased intangible assets, settlement costs and other gains of $48 million, or $0.08 per share. GAAP net income for the third quarter of 2013 included a one-time, non-recurring settlement gain of $75 million, a charitable contribution to Broadcom Foundation of $25 million and restructuring costs of $12 million, for a total positive impact to GAAP net income per share of $0.07.
In addition to GAAP results, Broadcom reports adjusted net income and adjusted net income per share, referred to respectively as “non-GAAP net income” and “non-GAAP diluted net income per share.” A discussion of Broadcom’s use of these and other non-GAAP financial measures is set forth below. Reconciliations of GAAP to non-GAAP financial measures for the three months ended September 30, 2014, June 30, 2014 and September 30, 2013, and the nine months ended September 30, 2014 and 2013 appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.”

Non-GAAP net income for the third quarter of 2014 was $569 million, or $0.91 per share (diluted), compared with non-GAAP net income of $406 million, or $0.65 per share (diluted), for the second quarter of 2014 and non-GAAP net income of $460 million, or $0.76 per share (diluted), for the third quarter of 2013.

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Conference Call Information
As previously announced, Broadcom will conduct a conference call with analysts and investors to discuss its third quarter 2014 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial and other statistical information required by Securities and Exchange Commission (SEC) Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 11:59 p.m. Pacific Time on Saturday, November 22, 2014.
The financial results included in this release are unaudited. The audited financial statements of the company for the year ended December 31, 2013 are included in Broadcom’s Annual Report on Form 10-K, filed with the SEC on January 30, 2014.
About Broadcom
Broadcom Corporation (NASDAQ: BRCM), a FORTUNE 500® company, is a global leader and innovator in semiconductor solutions for wired and wireless communications. Broadcom® products seamlessly deliver voice, video, data and multimedia connectivity in the home, office and mobile environments. With the industry’s broadest portfolio of state-of-the-art system-on-a-chip solutions, Broadcom is changing the world by Connecting everything®. For more information, go to www.broadcom.com.
Note Regarding Use of Non-GAAP Financial Measures
Broadcom reports the following measures in accordance with GAAP and on a non-GAAP basis: (i) cost of product revenue, (ii) product gross profit, (iii) product gross margin, (iv) research and development and selling, general and administrative expense, (v) net income (loss), (vi) weighted average shares outstanding (diluted) and (vii) diluted net income (loss) per share (EPS). Broadcom's non-GAAP cost of product revenue, non-GAAP product gross profit, and non-GAAP product gross margin excludes certain charges related to acquisitions, certain inventory charges relating to its decision to exit the cellular baseband business, stock-based compensation expense and employer payroll tax expense on certain equity awards. Acquisition-related charges include the amortization of purchased intangible assets and the amortization of acquired inventory valuation step-up. Broadcom's non-GAAP research and development and selling, general and administrative expense excludes stock-based compensation expense and employer payroll tax expense on certain equity awards. In addition to the exclusions noted above, Broadcom's non-GAAP net income and diluted net income per share also exclude impairment of long-lived assets, settlement costs (gains), restructuring costs (reversals), charitable contributions, gain on sale of assets, gains (losses) on strategic investments, other charges (gains), tax benefits resulting from reductions in U.S. valuation allowance on certain deferred tax assets due to the recording of net deferred tax liabilities for identifiable intangible assets under purchase accounting, and tax benefits resulting from the reduction of certain foreign deferred tax liabilities due to the impairment of long-lived assets. Stock-based compensation expense primarily includes the impact of stock options and restricted stock units issued by Broadcom. Reconciliations of GAAP to non-GAAP financial measures for the three months ended September 30, 2014, June 30, 2014 and September 30, 2013, respectively, and the nine months ended September 30, 2014 and 2013 appear in the financial statements portion of this release under the heading “Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments.” Additionally, some totals or amounts may not add or conform to prior period presentations due to rounding.

Broadcom believes that the presentation of these non-GAAP measures provides important supplemental information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Broadcom’s management believes that the use of these non-GAAP financial measures provides consistency and comparability among and between results from prior periods or forecasts and future prospects, and also facilitates comparisons with other companies in its industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Broadcom’s management has historically used these non-GAAP financial measures when evaluating operating performance, because they believe that the inclusion or exclusion of the items described above provides insight into core operating results, the ability to generate cash and underlying business trends affecting performance. Broadcom has chosen to provide this information to investors to enable them to perform additional analysis of past, present and future operating performance and as a supplemental means to evaluate ongoing core operations. The non-GAAP financial information presented

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herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

For additional information on the items excluded by Broadcom from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the SEC.
Cautions Regarding Forward-Looking Statements:
All statements included or incorporated by reference in this release and the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to expected improved margins, cash flows and increased capital return, guidance provided on future revenue, product gross margin and operating expenses for the fourth quarter of 2014 (on both a GAAP and non-GAAP basis). These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
These risks and uncertainties include, but are not limited to the following:

•	Our quarterly operating results may fluctuate significantly.

•	We depend on a few significant customers for a substantial portion of our revenue.

•	We may fail to appropriately adjust our operations in response to changes in our strategy or market demand.

•	We face intense competition.

•	We manufacture and sell complex products and may be unable to successfully develop and introduce new products.

•	We are exposed to risks associated with our international operations.

•	Our operating results may be adversely impacted by worldwide economic uncertainties and specific conditions in the markets we address.

•	We may be unable to attract, retain or motivate key personnel.

•	Our stock price is highly volatile.

•	We face risks associated with our acquisition strategy.

•	We may be required to defend against alleged infringement of intellectual property rights of others and/or may be unable to adequately protect or enforce our own intellectual property rights.

•	We are subject to order and shipment uncertainties.

•	Our business is subject to potential tax liabilities.

•	We depend on third parties to fabricate, assemble and test our products.

•	Our systems are subject to security breaches and other cybersecurity incidents.

•	Government regulation may adversely affect our business.

•	Our articles of incorporation and bylaws contain anti-takeover provisions.

•	There can be no assurance that we will continue to declare cash dividends.

•	Our co-founders and their affiliates may strongly influence the outcome of matters that require the approval of our shareholders.

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Our Annual Report on Form 10-K for the year ended December 31, 2013, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings, discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements used in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.
Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

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BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Net revenue:
Product revenue	$2,260	$2,041	$2,146	$6,285	$6,155
Income from Qualcomm Agreement	—	—	—	—	86
Total net revenue	2,260	2,041	2,146	6,285	6,241
Costs and expenses:
Cost of product revenue	1,077	1,005	1,044	3,086	3,062
Research and development	573	634	609	1,843	1,843
Selling, general and administrative	176	182	181	543	534
Amortization of purchased intangible assets	8	9	14	26	43
Impairments of long-lived assets	200	165	—	390	511
Restructuring costs, net	114	23	12	142	12
Settlement costs (gains)	2	16	(75)	20	(75)
Other charges (gains), net	(1)	(7)	25	(60)	25
Total operating costs and expenses	2,149	2,027	1,810	5,990	5,955
Income from operations	111	14	336	295	286
Interest expense, net	(17)	(5)	(7)	(27)	(24)
Other income (expense), net	9	(8)	(4)	4	2
Income before income taxes	103	1	325	272	264
Provision for income taxes	5	2	9	10	8
Net income (loss)	$98	$(1)	$316	$262	$256
Net income (loss) per share (basic)	$0.17	$—	$0.55	$0.45	$0.45
Net income (loss) per share (diluted)	$0.16	$—	$0.55	$0.44	$0.44
Weighted average shares (basic)	591	587	571	587	573
Weighted average shares (diluted)	607	587	578	598	585

Dividends per share	$0.12	$0.12	$0.11	$0.36	$0.33

The following table presents details of total stock-based compensation expense included in each functional line item in the unaudited condensed consolidated statements of income above:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Cost of product revenue	$6	$5	$6	$17	$19
Research and development	73	80	86	237	280
Selling, general and administrative	28	28	33	86	102

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BROADCOM CORPORATION
Unaudited Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013
Operating activities
Net income (loss)	$98	$(1)	$316	$262	$256
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	42	47	44	141	122
Stock-based compensation expense	107	113	125	340	401
Acquisition-related items:
Amortization of purchased intangible assets	54	56	56	169	172
Impairments of long-lived assets	200	165	—	390	511
Loss (gain) on sale of assets and other	3	2	(1)	(44)	(2)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	(142)	(62)	(91)	(143)	(112)
Inventory	(10)	(85)	69	(100)	(14)
Prepaid expenses and other assets	11	(8)	30	7	3
Accounts payable	—	105	(112)	97	(20)
Deferred revenue	(7)	(10)	(2)	98	(11)
Other accrued and long-term liabilities	105	(97)	238	75	88
Net cash provided by operating activities	461	225	672	1,292	1,394
Investing activities
Net purchases of property and equipment	(56)	(80)	(64)	(214)	(172)
Net cash paid for acquired companies	(3)	(6)	—	(9)	—
Proceeds from sale of certain assets and other	—	—	—	90	—
Purchases of marketable securities	(955)	(436)	(678)	(1,868)	(2,214)
Proceeds from sales and maturities of marketable securities	447	467	391	1,417	1,496
Net cash used in investing activities	(567)	(55)	(351)	(584)	(890)
Financing activities
Issuance of long-term debt, net	592	—	—	592	—
Payments of long-term debt	(400)	—	—	(400)	—
Repurchases of Class A common stock	(227)	(191)	(378)	(418)	(595)
Dividends paid	(71)	(70)	(63)	(211)	(190)
Proceeds from issuance of common stock	136	229	25	419	292
Minimum tax withholding paid on behalf of employees for restricted stock units	(34)	(28)	(26)	(93)	(104)
Net cash used in financing activities	(4)	(60)	(442)	(111)	(597)
Increase (decrease) in cash and cash equivalents	(110)	110	(121)	597	(93)
Cash and cash equivalents at beginning of period	2,364	2,254	1,645	1,657	1,617
Cash and cash equivalents at end of period	$2,254	$2,364	$1,524	$2,254	$1,524

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BROADCOM CORPORATION
Unaudited Condensed Consolidated Balance Sheets
(In millions)

	September 30, 2014	December 31, 2013
ASSETS

Current assets:
Cash and cash equivalents	$2,254	$1,657
Short-term marketable securities	1,068	775
Accounts receivable, net	938	795
Inventory	624	525
Prepaid expenses and other current assets	140	163
Total current assets	5,024	3,915
Property and equipment, net	503	593
Long-term marketable securities	2,098	1,939
Goodwill	3,734	3,793
Purchased intangible assets, net	711	1,144
Other assets	145	111
Total assets	$12,215	$11,495

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$673	$585
Wages and related benefits	244	243
Deferred revenue and income	39	21
Accrued liabilities	755	647
Total current liabilities	1,711	1,496
Long-term debt	1,593	1,394
Other long-term liabilities	288	234
Commitments and contingencies
Shareholders' equity	8,623	8,371
Total liabilities and shareholders’ equity	$12,215	$11,495

UNAUDITED SUPPLEMENTAL FINANCIAL INFORMATION
(In millions)
	September 30, 2014	June 30, 2014	December 31, 2013
Cash and cash equivalents	$2,254	$2,364	$1,657
Short-term marketable securities	1,068	769	775
Long-term marketable securities	2,098	1,892	1,939
Total cash, cash equivalents and marketable securities	$5,420	$5,025	$4,371
Increase from prior period end	$395
Increase from prior year end	$1,049

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BROADCOM CORPORATION
Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments
(In millions)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013

Product revenue	$2,260	$2,041	$2,146	$6,285	$6,155
GAAP cost of product revenue	1,077	1,005	1,044	3,086	3,062
GAAP product gross profit	$1,183	$1,036	$1,102	$3,199	$3,093
GAAP product gross margin	52.3%	50.8%	51.4%	50.9%	50.3%

GAAP cost of product revenue	$1,077	$1,005	$1,044	$3,086	$3,062
Adjustments:
Stock-based compensation and related payroll taxes	(5)	(6)	(6)	(17)	(19)
Amortization of purchased intangible assets	(46)	(47)	(42)	(143)	(129)
Amortization of acquired inventory step-up and inventory charges related to the exit of the cellular baseband business	7	(34)	—	(27)	(1)
Non-GAAP cost of product revenue	$1,033	$918	$996	$2,899	$2,913

Product revenue	$2,260	$2,041	$2,146	$6,285	$6,155
Non-GAAP cost of product revenue	1,033	918	996	2,899	2,913
Non-GAAP product gross profit	$1,227	$1,123	$1,150	$3,386	$3,242
Non-GAAP product gross margin	54.3%	55.0%	53.6%	53.9%	52.7%

GAAP research and development and selling, general and administrative expense	$749	$816	$790	$2,386	$2,377
Adjustments:
Stock-based compensation and related payroll taxes	(103)	(110)	(120)	(328)	(386)
Non-GAAP research and development and selling, general and administrative expense	$646	$706	$670	$2,058	$1,991

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BROADCOM CORPORATION
Unaudited Schedule of Selected GAAP to Non-GAAP Adjustments
(In millions)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2014	2014	2013	2014	2013

GAAP net income (loss)	$98	$(1)	$316	$262	$256
Adjustments:
Stock-based compensation and related payroll taxes	108	116	126	345	405
Amortization of purchased intangible assets	54	56	56	169	172
Amortization of acquired inventory step-up and inventory charges related to the exit of the cellular baseband business	(7)	34	—	27	1
Impairment of long-lived assets	200	165	—	390	511
Settlement costs (gains)	2	16	(75)	20	(75)
Other charges (gains), net	(1)	(7)	25	(60)	25
Restructuring costs, net	114	23	12	142	12
Other expense (income), net	—	5	—	3	(1)
Certain income tax expense (benefit)	1	(1)	—	(5)	(10)
Total GAAP to Non-GAAP adjustments	471	407	144	1,031	1,040
Non-GAAP net income	$569	$406	$460	$1,293	$1,296

Shares used in calculation - diluted (GAAP)	607	587	578	598	585
Non-GAAP adjustment *	20	39	27	26	29
Shares used in calculation - diluted (Non-GAAP)	627	626	605	624	614

GAAP diluted net income (loss) per share	$0.16	$—	$0.55	$0.44	$0.44
Non-GAAP diluted net income per share	$0.91	$0.65	$0.76	$2.07	$2.11

*Represents the benefits of compensation costs attributable to future services and not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

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BROADCOM CORPORATION
Guidance for the Three Months Ending December 31, 2014

Three Months Ending
December 31, 2014
Total net revenue (GAAP)	~$2.00 billion to ~$2.15 billion

Product gross margin (GAAP)	53% +/- 75 basis points
Product gross margin (Non-GAAP)	55% +/- 75 basis points

Research & development and selling, general, and administrative expenses (GAAP)	Down ~$50 million to ~$70 million from Q3'14
Research & development and selling, general, and administrative expenses (Non-GAAP)	Down ~$40 million to ~$60 million from Q3'14

Broadcom has based the preceding guidance for the three months ending December 31, 2014 on expectations, assumptions and estimates that we believe are reasonable given our assessment of historical trends and other information reasonably available as of October 21, 2014. Our guidance consists of predictions only, however, and is subject to a wide range of known and unknown business risks and uncertainties, many of which are beyond our control. The forecasts and projections contained in the table above should not be regarded as representations by Broadcom that the estimated results will be achieved. Projections and estimates are necessarily speculative in nature and actual results may vary materially from the guidance we provide today. The non-GAAP guidance presented above is consistent with the presentation of non-GAAP results included elsewhere herein.
The guidance set forth in the above table should be read together with the information under the caption, “Cautions Regarding Forward-Looking Statements” above, our Annual Report on Form 10-K for the year ended December 31, 2013, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and our other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statements, including the guidance set forth herein, to reflect future events or circumstances.

Broadcom Business Press Contact	Broadcom Investor Relations Contact
Karen Kahn	T. Peter Andrew
Vice President, Corporate Communications	Vice President, Treasury and Investor Relations
415-297-5035	949-926-4425
kkahn@broadcom.com	andrewtp@broadcom.com

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